UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 9, 2022, Zynga Inc. (“Zynga”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Take-Two Interactive Software, Inc. (“Take-Two”), Zebra MS I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Take-Two (“Merger Sub I”), and Zebra MS II, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Take-Two (“Merger Sub II”).

Pursuant to the Merger Agreement, following the satisfaction or waiver of each of the applicable conditions set forth in the Merger Agreement, Merger Sub I merged with and into Zynga (the “Merger”), with Zynga surviving as a wholly-owned subsidiary of Take-Two, and following the Merger, Zynga merged with and into Merger Sub II (the “Subsequent Merger” and together with the Merger, the “Combination”) with Merger Sub II surviving as a wholly-owned subsidiary of Take-Two. The Combination was consummated on May 23, 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Combination on May 23, 2022, the following officers of Zynga tendered their resignations, with their last day employment being July 1, 2022, except as otherwise noted: James Gerard Griffin (Chief Financial Officer), Phuong Y. Phillips (Chief Legal Officer), Amy Rawlings (Chief Accounting Officer) (last day of employment being July 15, 2022) and Jeff Ryan (Chief People Officer).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYNGA INC.

Date: May 26, 2022	By:	/s/ Phuong Phillips
Phuong Phillips
Chief Legal Officer and Secretary